Exhibit 99.1

Edge Therapeutics Announces Full Year 2018 Financial Results

BERKELEY HEIGHTS, N.J., February 21, 2019 — Edge Therapeutics, Inc. (Nasdaq: EDGE) today announced financial results for the full-year ended December 31, 2018.

Financial Results

Cash Position: Cash and cash equivalents totaled $34.6 million at December 31, 2018, compared to $88.1 million at December 31, 2017. The decrease was due to repayment of debt and to increased funding of operations, which mainly consisted of research and development activities and general and administrative expenses offset by proceeds from exercise of stock options.

Operating Expenses:  Research and development (R&D) expenses decreased to $16.1 million in the year ended December 31, 2018 from $34.3 million for the same period in 2017. The decrease was primarily attributable to a decrease in external expenses for the clinical studies and R&D internal department costs resulting from the previously announced discontinuance of the clinical studies and reduction in force. General and administrative (G&A) expenses decreased to $14.3 million in the year ended December 31, 2018 from $17.7 million for the same period in 2017. The decrease was due primarily to decreases in personnel costs, facilities, travel, marketing, legal and professional fees. Operating expenses for the year ended December 31, 2018 included restructuring expenses of $9.9 million related to the previously announced discontinuance of the NEWTON 2 study, and an equipment impairment charge of $2.8 million.

Net Loss: Net loss for the full-year 2018 was $40.9 million, or $1.31 per share, including the restructuring and impairment charges. Net loss for the full-year 2017 was $50.9 million, or $1.67 per share.

Pending Merger with PDS Biotechnology

In November 2018, Edge and PDS Biotechnology Corporation, a privately-held, clinical-stage cancer immunotherapy company, announced that their respective boards of directors had approved a definitive merger agreement. The merger is expected to create a combined company with a growing pipeline of next generation cancer immunotherapies based on the proprietary, multi-functional Versamune® technology platform. The merger is expected to close in the first quarter of 2019, subject to the approval of the stockholders of Edge, as well as other customary closing conditions.

Edge has scheduled a special stockholders meeting on March 14, 2019 for Edge stockholders to vote on the merger and related matters. For details on the proposed merger and the other matters to be considered at the special stockholder meeting, please see the Registration Statement on Form S-4 that was filed with the Securities Exchange Commission (SEC) on January 25, 2019.

Dismissal of Class Action Civil Litigation

On April 23, 2018, a purported securities class action complaint was filed against Edge, Brian Leuthner (Edge’s President and Chief Executive Officer) and Andrew Saik (Edge’s Chief Financial Officer) in the United States District Court for the District of New Jersey, captioned Sanfilippo v. Edge Therapeutics, Inc., Case No. 2:18-cv-8236.  On December 7, 2018, the court appointed lead plaintiffs for the putative class and appointed a law firm as lead counsel for the putative class. On February 14, 2019, lead plaintiffs voluntarily dismissed the action, without prejudice, as to all defendants.

About Edge Therapeutics, Inc.

Edge Therapeutics, Inc. is a clinical-stage biotechnology company that seeks to discover, develop and commercialize novel therapies capable of transforming treatment paradigms for the management of serious medical conditions. For additional information about Edge, please visit www.edgetherapeutics.com.

Forward-Looking Statements

This press release and any statements of representatives of Edge Therapeutics, Inc. related thereto that are not historical in nature contain, or may contain, among other things, certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, without limitation, statements with respect to Edge’s plans, objectives, projections, expectations and intentions and other statements identified by words such as "projects," "may," "will," "could," "would," "should," "believes," "expects," "anticipates," "estimates," “seeks,” "intends," "plans," "potential" or similar expressions. These statements are based upon the current beliefs and expectations of Edge’s management and are subject to significant risks and uncertainties. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various risk factors (many of which are beyond Edge's control) as described under the heading "Risk Factors" in Edge’s filings with the United States Securities and Exchange Commission.

Additional Information about the Merger and Where to Find It

In connection with the pending merger with PDS Biotechnology Corporation, Edge has filed relevant materials with the SEC, including a registration statement on Form S-4 that contains a proxy statement/prospectus. Investors may obtain the proxy statement/prospectus, as well as other filings containing information about Edge, free of charge, from the SEC's Web site (www.sec.gov).  In addition, investors and securityholders may obtain free copies of the documents filed with the SEC by Edge by directing a written request to: Edge Therapeutics, Inc. 300 Connell Drive #4000, Berkeley Heights, NJ 07922, Attention: Corporate Secretary or delivered via e-mail to investors@edgetherapeutics.com. Investors and securityholders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Edge and PDS Biotechnology Corporation and their respective directors and executive officers and certain of their other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Edge in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the merger will be included in the proxy statement/prospectus referred to above. Additional information regarding the directors and executive officers of Edge is also included in Edge Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on the date hereof. These documents are available free of charge from the sources indicated above.

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Contact:
Edge Therapeutics, Inc.
Tel: 1-800-208-EDGE (3343)
Email: ir@edgetherapeutics.com

EDGE THERAPEUTICS, INC.
Statements of Operations and Comprehensive Loss

	Year Ended December 31,
	2018	2017
Operating expenses:
Research and development expenses	$16,068,769	$34,311,650
General and administrative expenses	14,291,008	17,654,970
Restructuring expenses	9,914,209	–
Impairment charges	2,822,581	–
Total operating expenses	43,096,567	51,966,620
Loss from operations	(43,096,567)	(51,966,620)
Other income (expense):
Interest income	871,879	700,903
Interest expense	(1,425,255)	(2,180,143)
Loss before income taxes	(43,649,943)	(53,445,860)
Benefit for income taxes	2,781,937	2,586,057
Net loss and comprehensive loss	$(40,868,006)	$(50,859,803)
Loss per share attributable to common stockholders basic and diluted	$(1.31)	$(1.67)
Weighted average common shares outstanding basic and diluted	31,242,176	30,393,952

EDGE THERAPEUTICS, INC.
Balance Sheets

	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$34,645,549	$88,067,647
Prepaid expenses and other current assets	1,005,589	986,680
Total current assets	35,651,138	89,054,327
Property and equipment, net	426,952	3,423,880
Other assets	142,870	142,870
Total assets	$36,220,960	$92,621,077
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Current liabilities:
Accounts payable	$399,447	$4,369,133
Accrued expenses	419,119	5,422,205
Restructuring reserve	5,563,186	-
Short term debt	–	3,075,421
Total current liabilities	6,381,752	12,866,759
Noncurrent liability:
Long term debt	–	17,382,907
STOCKHOLDERS' EQUITY
Preferred stock, 5,000,000 shares authorized at December 31, 2018 and 2017, zero outstanding	–	–
Common stock, $0.00033 par value, 75,000,000 shares authorized at December 31, 2018 and December 31, 2017, 31,449,989 shares and 30,869,205 shares issued and outstanding at December 31, 2018 and December 31, 2017, respectively	10,591	10,400
Additional paid-in capital	222,644,982	214,309,370
Accumulated deficit	(192,816,365)	(151,948,359)
Total stockholders' equity	29,839,208	62,371,411
Total liabilities and stockholders' equity	$36,220,960	$92,621,077